SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 17, 1999

                      TEL-COM WIRELESS CABLE TV CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        FLORIDA                      0-25896                     59-3175814
    ---------------               ------------               -------------------
    State or other                (Commission                  (IRS Employer
    jurisdiction of               File Number)               Identification No.)
    incorporation)

     3957 N.E. 163RD STREET, MIAMI, FLORIDA                       33160
    ----------------------------------------                   ----------
    (Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code (305) 947-3010

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Item 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

(a)(1)(i) The registrant's principal accountants, BDO Seidman, LLP ("BDO Seidman") resigned effective as of February 17, 1999, and have been replaced by the firm of Rachlin, Cohen and Holtz, P.A. effective as of February 23, 1999.

                  As of December 31, 1997 and during registrant's two most recent fiscal years ending December 31, 1997 and the subsequent periods preceding the resignation of BDO Seidman, there were no disagreements with BDO Seidman on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, would have caused BDO Seidman to make reference to the subject matter of the disagreements in connection with its reports. The audited financial statements for the years ended December 31, 1997 and 1996 contained an explanatory paragraph which stated that the registrant's significant operating losses and negative working capital as of such date raised substantial doubt about the registrant's ability to continue as a going concern.

                  The engagement of Rachlin, Cohen and Holtz, P.A. was approved by the Board of Directors of the registrant.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (c) Exhibits

                  Exhibit 16.1 Letter regarding change in certifying accountant.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TEL-COM WIRELESS CABLE TV CORPORATION

Date:  February 25, 1999                  By: /s/ MELVIN ROSEN
                                              ----------------------------------
                                                  Melvin Rosen, President

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                                  EXHIBIT INDEX

EXHIBIT                    DESCRIPTION
-------                    -----------
Exhibit 16.1               Letter regarding change in certifying accountant.

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